AMENDMENT NO. 2



                  AMENDMENT NO. 2 ("this Amendment"), dated as of January 29, 1998, among Galey & Lord, Inc., a Delaware corporation ("Galey"), Galey & Lord Industries, Inc., a Delaware corporation ("Industries"), G&L Service Company, North America, Inc. ("Service Co."), Swift Textiles Inc., a Delaware corporation ("Textiles"), Swift Denim Services, Inc., a Delaware corporation ("Denim") and First Union Corporation ("First Union"), as a Lender and as agent for the Lenders (in such capacity, the "Agent") to the Senior Subordinated Credit Agreement, dated as of December 19, 1997 among Industries, Galey, Service Co., the lenders named therein and First Union, as amended by Amendment No. 1, dated January 29, 1998 among Galey, Industries, Service Co., and First Union (the "Credit Agreement").

                  WHEREAS, Textiles and Denim have become domestic wholly-owned subsidiaries of Galey pursuant to the Acquisition; and

                  WHEREAS, pursuant to the terms of the Credit Agreement, Textiles and Denim are required to become Guarantors thereunder;

                  NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereby agree as follows:

                  Section 1. Ratification of the Credit Agreement. Galey, Industries, Service Co. Textiles, Denim and First Union hereby ratify the Credit Agreement, as amended and, to the extent of any inconsistencies, superseded pursuant to Section 5 hereof.

                  Section 2. Defined Terms. Unless otherwise defined herein, terms defined in the Credit Agreement shall have such defined meanings when used herein.

                  Section 3. Guarantees. Each of Textiles and Denim hereby agrees, by its execution hereof, to become a Guarantor under, and to be bound by, the terms of the Credit Agreement and to execute a Notation of Guarantee substantially in the form of Exhibit VII to the Credit Agreement to evidence its Guarantee.

                  Section 4. Continuing Guarantee of Service Co. and Industries. Service Co. and Industries hereby acknowledge, by their execution hereof, that their Guarantees under the Credit Agreement continue without interruption.

                  Section 5. Amendments to the Credit Agreement: The Credit Agreement is hereby amended and restated as follows:

                  (A) New Definitions: The following definitions are added to the Credit Agreement:

                           "Denim" means Swift Denim Services, Inc., a Delaware
corporation.



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                           "Textiles" means Swift Textiles Inc., a Delaware
corporation.

                  (B) Section 1.1. The following definition in the Credit Agreement is amended and restated as follows:

                           "Guarantors" means Industries, Service Co., Textiles and Denim and each future Wholly-Owned Subsidiary of the Company that is organized under the laws of the United States or any state or commonwealth thereof or under the laws of the District of Columbia.

                  Section 6. Counterparts. This Amendment and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Amendment shall become effective upon the execution of a counterpart hereof by each of the parties hereto, and delivery thereof to the Agent or, in the case of the Lenders, written telex or facsimile notice or telephonic notification (confirmed in writing) of such execution and delivery. The Agent will give the Company and each Lender prompt notice of the effectiveness of this Agreement.

                  Section 7. Choice of Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW.




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                  IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered as of the day and year first written above.

                                 BORROWER

                                 GALEY & LORD, INC.


                                 By:   /s/ Michael R. Harmon
                                     Name: Michael R. Harmon
                                     Title:  Executive Vice President, Chief
                                     Financial Officer, Treasurer and
                                     Secretary


                                 Notice Address:

                                     7736 McCloud Road
                                     One Triad Center, Suite 300
                                     Greensboro, NC  27409
                                     Attention:  Michael R. Harmon

                                 Telephone: (910) 665-3037
                                 Telecopy (910) 665-3113


                                 GUARANTORS:

                                 GALEY & LORD INDUSTRIES, INC.


                                 By:    /s/ Michael R. Harmon
                                     Name:  Michael R. Harmon
                                     Title:  Executive Vice President, Chief
                                     Financial Officer, Treasurer and
                                     Secretary


                                 Notice Address:

                                     7736 McCloud Road
                                     One Triad Center, Suite 300
                                     Greensboro, NC  27409
                                     Attention:  Michael R. Harmon

                                 Telephone: (910) 665-3037
                                 Telecopy (910) 665-3113


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                                 G&L SERVICE COMPANY, NORTH AMERICA, INC.


                                 By:    /s/ Michael R. Harmon
                                     Name:  Michael R. Harmon
                                     Title: President, Treasurer and Secretary


                                 Notice Address:

                                     7736 McCloud Road
                                     One Triad Center, Suite 300
                                     Greensboro, NC  27409
                                     Attention:  Michael R. Harmon

                                 Telephone: (910) 665-3037
                                 Telecopy (910) 665-3113


                                 SWIFT TEXTILES INC.


                                 By:   /s/ Michael R. Harmon
                                     Name:  Michael R. Harmon
                                     Title:  Executive Vice-President


                                 Notice Address:

                                     7736 McCloud Road
                                     One Triad Center, Suite 300
                                     Greensboro, NC  27409
                                     Attention:  Michael R. Harmon

                                 Telephone: (910) 665-3037
                                 Telecopy (910) 665-3113


                                 SWIFT DENIM SERVICES, INC.


                                 By:     /s/ Michael R. Harmon
                                     Name:  Michael R. Harmon
                                     Title:    Executive Vice-President


                                 Notice Address:

                                     7736 McCloud Road
                                     One Triad Center, Suite 300
                                     Greensboro, NC  27409
                                     Attention:  Michael R. Harmon

                                 Telephone: (910) 665-3037
                                 Telecopy (910) 665-3113

                                 AGENT:


                                 FIRST UNION CORPORATION
                                     as agent
                                 By:     /s/ Steve Taylor
                                     Name:    Steve Taylor
                                     Title:


                                 Notice Address:

                                     301 South College Street
                                     Charlotte, NC  28288
                                     Attention:  Kevin Smith

                                 Telephone:    (704) 374-4702
                                 Telecopy:    (704) 383-9527


                                 LENDERS:


                                 FIRST UNION CORPORATION
                                 By:    /s/ Steve Taylor
                                     Name:        Steve Taylor
                                     Title:





                                 Notice Address:

                                     301 South College Street
                                     Charlotte, NC  28288
                                     Attention:  Kevin Smith

                                 Telephone:    (704) 374-4702
                                 Telecopy:  (704) 383-9527